Exhibit 10.1(c)

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (the “Agreement”) is entered into as of this 14th day of November, 2005, by and between CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as administrative agent and collateral agent for the Lenders defined below (in such capacities, “Agent” or “Secured Party”) under the Loan Agreement (as defined below), and EVOLVING SYSTEMS, INC., a Delaware corporation (“Pledgor”).

RECITALS

A.            Reference is made to (i) that certain Credit Agreement (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, from time to time, the “US Loan Agreement”), dated as of the date hereof, among Pledgor, the other Credit Parties named therein, Secured Party and the Lenders from time to time a party thereto (the “US Lenders”), and to the other Loan Documents referred to therein, and (ii) that certain Revolving Facility Agreement (the “UK Loan Agreement,” and together with the US Loan Agreement, collectively, the “Loan Agreement”), dated as of the date hereof, among the Credit Parties named therein, Secured Party, as agent, CSE Finance, Inc. and the other Lenders from time to time a party thereto (the “UK Lenders,” and together with the US Lenders, collectively, the “Lenders”), and to the other Loan Documents referred to therein.

B.            Pledgor is a Borrower under the US Loan Agreement and a Guarantor under that certain Guaranty, dated as of the date hereof, among Pledgor and the other Guarantors named therein in favor of Agent for the benefit of the UK Lenders (the “Guaranty”), and is the record and beneficial owner of certain securities of each of the entities listed on Schedule 1.1 attached hereto and as described herein and the holder of the notes listed on Schedule 1.2 attached hereto and as described herein.  The obligations of Secured Party and Lenders to execute and deliver the Loan Documents under each Loan Agreement and to make the loans provided for thereunder are conditioned on, among other things, the execution of this Agreement and the pledge by Pledgor to Secured Party, for its benefit and the benefit of the Lenders, of the Collateral (as defined herein) as security for, among other things, Pledgor’s obligations under the Loan Documents to which it is a party and the Guaranty, and Pledgor has agreed to enter into this Agreement in order to induce Secured Party and Lenders to enter into the Loan Documents and to make the Loan.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement for Secured Party and Lenders to enter into the Loan Documents, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1

DEFINITIONS

1.1.          Defined Terms.  Capital terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement or, to the extent the same are used or defined therein, the meanings provided in Article 9 of the UCC in effect on the date hereof.  Whenever the context so requires, each reference to gender includes the masculine and feminine, the singular number includes the plural and vice versa.  This Agreement shall mean such agreement as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, from time to time.  Unless otherwise specified, all accounting terms not defined in the US Loan Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP.  References in this Agreement to any Person shall include such Person and its successors and permitted assigns.  In this Agreement, the following terms shall mean as follows:

“Collateral” shall mean, collectively and each individually, (i) (a) 100% of the issued and outstanding capital stock, equity securities, limited liability company interests, membership interests and ownership interests of Telecom Software Enterprises, LLC, a Colorado limited liability company and Evolving Systems Holdings, Inc., a Delaware corporation, and (b) securities representing 65% of the aggregate voting power of the issued and outstanding capital stock and ownership interests of Evolving Systems Networks India PVT Ltd., an India corporation, in each case under the foregoing (a) or (b) owned or held of record or beneficially by Pledgor on the date hereof as listed on Schedule 1.1 hereto (and the certificates, copies of which are attached hereto, representing such shares, securities and/or interests, if any); (ii) all other capital stock, equity securities, limited liability company interests, membership interests and ownership interests of Telecom Software Enterprises, LLC, Evolving Systems Holdings, Inc. or any current or future direct Subsidiary of Pledgor organized under the laws of the United States or any state thereof, in each case owned or held of record or beneficially by Pledgor at any time (and the certificates representing such shares, securities and/or interests, if any); (iii) securities representing 65% of the aggregate voting power of the capital stock, equity securities, limited liability company interests, membership interests and ownership interests of Evolving Systems Networks India PVT Ltd. or any current or future direct Subsidiary of Pledgor organized outside of the laws of the United States, in each case owned or held of record or beneficially by Pledgor at any time (and the certificates representing such shares, securities and/or interests, if any); (iv) all other Investment Property of Pledgor; (v) the Pledged Notes; (vi) any and all replacements, products and proceeds of, and dividends, distributions in property, securities, returns of capital or other distributions made on or with respect to, any of the foregoing; and (vii) all rights and privileges of Pledgor with respect to the foregoing.  Notwithstanding the foregoing, the term “Collateral” shall not include securities representing at any time more than 65% of the aggregate voting power of the Capital Stock of a “controlled foreign corporation,” as defined in Section 957 of the Code.

“Default” shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute, be or result in an Event of Default.

“Event of Default” shall mean the occurrence of any event set forth in Section 4.

“Initial Pledged Notes” means the notes set forth on Schedule 1.2 attached hereto.

“Investment Property” shall have the meaning given that term in the UCC.

“Loan Documents” shall mean, collectively, the Loan Documents as defined in each Loan Agreement.

“Obligations” shall mean, collectively, all “Obligations” as defined in each Loan Agreement and all “Guaranteed Obligations” as defined in the Guaranty.

“Pledged Notes” means all Initial Pledged Notes and all notes, instruments or chattel paper pledged pursuant to this Agreement.

SECTION 2

COLLATERAL

2.1.          Pledge of Collateral.

(a)           As security for the due and punctual payment and performance of (i) the Obligations and (ii) Pledgor obligations under this Agreement (collectively, the “Secured Obligations”), Pledgor pledges and assigns to Secured Party, for its benefit and the ratable benefit of the Lenders, and grants to Secured Party, for its benefit and the ratable benefit of the Lenders, a continuing first priority security interest in and Lien on, all of Pledgor’s right, title and interest in the Collateral and all proceeds thereof.

(b)           As of the Closing Date, Pledgor has delivered to Secured Party, for its benefit and the benefit of the Lenders, the Initial Pledged Notes and all certificates, if any, representing that portion of the Collateral described in clause (i) of the definition of Collateral.  Pledgor will deliver to Secured Party, for its benefit and the benefit of the Lenders, within ten (10) Business Days after Pledgor’s acquisition of such Collateral, all certificates, if any, representing that portion of the Collateral described in clauses (ii), (iii) and (iv) of the definition of Collateral (and agrees that to the extent any such Collateral is uncertificated, Pledgor will not certificate such Collateral without delivering such certificates to Secured Party), in each case registered in the name of Pledgor and accompanied by a stock power duly executed by Pledgor in blank in form and substance satisfactory to Secured Party, with any and all documentary tax stamps and other documents necessary to cause Secured Party, for its benefit and the benefit of the Lenders, to have a good, valid and perfected continuing first priority pledge of and Lien on such Collateral (free and clear of any other Liens other than Permitted Liens (as defined in each Loan Agreement)).  Any Pledged Notes acquired by Pledgor (excluding checks, drafts and similar instruments that are customarily endorsed or presented for collection or deposit in the Ordinary Course of Business), shall be accompanied by proper instruments of assignment or endorsement for security purposes, duly executed by Pledgor, and such other instruments or documents as the Secured Party may request in writing in its Permitted Discretion, in form and substance satisfactory to Secured Party, to cause Secured Party, for its benefit and the benefit of the Lenders, to have a good, valid and perfected continuing first priority pledge of and Lien on such Collateral (free and clear of any Liens other than Permitted Liens (as defined in each Loan Agreement)); provided, that so long as no Event of Default shall have occurred and be continuing, Pledgor may retain for collection in the Ordinary Course of Business any such Pledged Notes but shall mark all Pledged Notes (excluding checks, drafts and similar instruments that are customarily endorsed or presented for collection or deposit in the ordinary course of business) with the following legend: “This Writing and the obligations evidenced or secured hereby are subject to the security interest of CapitalSource Finance LLC, as Agent, as secured party, for the benefit of certain Lender Parties.” With respect to all other Collateral consisting of Investment Property in which a security interest may be perfected by control under the UCC, Pledgor shall, within ten (10) Business Days after Pledgor’s acquisition of such Collateral, take such action as may be required to perfect Secured Party’s security interest in such Collateral by control under the UCC as a first priority security interest in such Collateral (free and clear of any other Liens other than Permitted Liens (as defined in each Loan Agreement).  At any time following the occurrence and continuation of an Event of Default, at the option of Secured Party, the Collateral or any part thereof may be registered in the name of Secured Party, for its benefit and the benefit of the Lenders, or of its or their nominees, and Pledgor covenants that, upon written demand by Secured Party, Pledgor shall, and shall cause the Person in which such Collateral evidences an ownership stake to, effect such registration.

(c)           Pledgor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming the Agent or its designee as the secured party and Pledgor as the debtor as Agent may require and including any other information with respect to Pledgor or otherwise as may be required by the UCC of such jurisdiction as Agent may determine together with amendments and continuations with respect thereto.

(d)           In the event that Pledgor fails to do so, Secured Party shall have the right, but not the obligation, to pay any taxes or levies on or relating to the Collateral and any costs to preserve the Collateral, which payments shall be part of the Obligations.  No injury to, or loss or destruction of any of, the Collateral or any Material Adverse Effect or Material Adverse Change shall relieve Pledgor of any of the Secured Obligations.

(e)           Secured Party acknowledges that notwithstanding Pledgor’s delivery of a stock certificate representing 72.99% of the outstanding capital stock of Evolving Systems Networks India PVT, Ltd., and notwithstanding anything to the contrary contained in this Agreement or any Loan Document, Secured Party’s security interest and Lien extends only to securities representing 65% of the aggregate voting power of the outstanding capital stock of Evolving Systems Networks India PVT, Ltd., and Secured Party has no security interest in or Lien on the remaining securities representing 35% of the aggregate voting power of the shares of capital stock of Evolving Systems Networks India PVT, Ltd. (a portion of which unencumbered shares are evidenced by the certificate delivered to Secured Party).   The Secured Party agrees to return to Pledgor the stock certificate(s) representing the ownership interests in Evolving Systems Networks India PVT, Ltd. as reasonably requested by Pledgor so long as Pledgor has delivered the new stock certificate(s) of Evolving Systems Networks India PVT, Ltd. representing 65% of Pledgor’s aggregate voting power of the ownership interests in therein.

2.2.          Voting Rights, Dividends and Distributions.

(a)           So long as no Event of Default has occurred and is continuing, subject to the terms of this Agreement (i) Pledgor shall be entitled to exercise all voting and/or consensual rights and powers relating to the Collateral; provided, however, that Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Collateral or the rights and remedies of the Agent or any of the Lenders under this Agreement, the Loan Agreement or any other Loan Document or the ability of the Agent or any of the Lenders to exercise the same and (ii) Pledgor shall be entitled to receive and retain and to utilize in accordance with the Loan Agreement cash dividends payable on the Collateral to the extent, and only to the extent, that such cash dividends are permitted by, and otherwise paid in accordance with, the terms and conditions of this Agreement, the Loan Agreement, the other Loan Documents and applicable law.  All noncash dividends, and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than dividends and distributions referred to in the preceding sentence) made on or in respect of the Collateral, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock or partnership interests of the issuer of any Collateral or received in exchange for the Collateral or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, arrangement, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by Pledgor, to the extent required to be paid to the Agent pursuant to the terms of the Loan Agreement or the other Loan Documents, shall not be commingled by Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Agent and shall be forthwith delivered to the Agent in the same form as so received (with any necessary endorsement).

(b)           Each party hereto shall execute and deliver (or cause to be executed and delivered) to the other party such proxies, powers of attorney, dividend orders and other instruments as such other party may request in writing for the purpose of enabling it to exercise the voting and/or consensual rights and powers that it is entitled to exercise pursuant to this Agreement and/or to receive the dividends that it is authorized to receive and retain pursuant to this Agreement.

(c)           Upon the occurrence and continuation of an Event of Default, all rights of Pledgor to exercise voting and/or consensual rights and powers and/or to receive dividends that Pledgor is entitled to exercise and/or receive pursuant to this Section 2.2 shall cease immediately upon notice by or on behalf of Secured Party to Pledgor, and all such rights thereupon shall become vested solely and exclusively in Secured Party, for its benefit and the benefit of the Lenders, automatically without any action by any Person.  Pledgor hereby appoints Secured Party, for its benefit and the benefit of the Lenders, its attorney-in-fact, with full power of substitution, which appointment as attorney-in-fact is irrevocable and coupled with an interest, to take all such actions upon or after the occurrence and continuation of an Event of Default, whether in the name of Secured Party, any Lender or Pledgor, as Secured Party may consider necessary or desirable for the purpose of exercising such rights and receiving such dividends.  Any dividends, distributions in property, returns of capital and other distributions made on or in respect of the Collateral, and any and all cash and other property received in exchange therefor and/or redemption of any Collateral delivered to Pledgor in violation of this Agreement shall be held in trust for the benefit of the Secured Party, for its benefit and the benefit of the Lenders, and forthwith shall be delivered to Secured Party, for its benefit and the benefit of the Lenders.  Any and all money and other property received by Secured Party pursuant to the provisions of this Section 2.2(c) shall be retained by Secured Party, for its benefit and the benefit of the Lenders, as part of the Collateral.

SECTION 3

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1           Collateral.  Pledgor hereby represents and warrants to Secured Party and Lenders as of the date hereof and as of the date of each Advance under the UK Loan Agreement (which representations and warranties shall survive the execution and delivery of this Agreement and the making of the Loans under each Loan Agreement) as follows:  (a) Pledgor is, or, with respect to the Collateral described in clauses (ii), (iii) and (iv) of the definition of Collateral, will be, the direct record and beneficial owner of each share, security and other interest that comprises the Collateral, and Pledgor has and will have good, valid and marketable title thereto, free and clear of all Liens other than those created by this Agreement or except as permitted under the Loan Documents; (b) all of the Collateral under clause (i) of the definition of Collateral has been, or, with respect to the Collateral described in clauses (ii) and (iii) of the definition of Collateral, will be, duly and validly issued, fully paid and nonassessable; (c) the Collateral constitutes that percentage of the issued and outstanding capital stock, equity securities and ownership interests of each Person in which such Collateral represents an ownership interest (calculated on a fully diluted, as converted basis) as set forth on Schedule 1.1; (d) the Collateral is and will be duly and validly pledged to Secured Party, for its benefit and the benefit of the Lenders, in accordance with applicable law, and Secured Party, for its benefit and the benefit of the Lenders, has and will have a good, valid and perfected first priority Lien on and security interest in the Collateral and the proceeds thereof subject to no other Liens (except as permitted under the Loan Documents), and no filing or other action will be necessary to perfect or protect such Lien in any Collateral constituting certificated securities other than delivery to Secured Party of certificates representing such Collateral accompanied by a stock power duly executed by Pledgor in blank; (e) except to the extent required by applicable law, the obligations of Pledgor hereunder are not subordinated in any way to any other obligation of Pledgor or to the rights of any other Person; and (f) except as expressly permitted under the Loan Agreement, Pledgor will not consent to or approve the issuance of (i) any additional shares of any class of capital stock or other equity securities of any issuer of the Collateral described in clauses (i), (ii) or (iii) of the definition of Collateral, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares or interests, or (iii) any warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such shares or interests.  Pledgor has full legal authority and power to own the Collateral and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereunder, and

Pledgor is under no legal restriction, limitation or disability that would prevent any of the foregoing.  No effective financing statement relating to any of the Collateral is on file in any public office except those on behalf of Secured Party for the benefit of itself and the Lenders.

3.2.          Authorization.  The execution, delivery and performance by Pledgor of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions on the part of Pledgor and pursuant to all necessary consents required thereof.  This Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).  No approval, consent, authorization of, filing registration or qualification with, or other action by, Pledgor or any other Person (including, without limitation, any Person whose securities constitute part of the Collateral) or Governmental Authority that has not been obtained is or will be necessary to permit the valid execution, delivery and performance of this Agreement by Pledgor or the consummation of the transactions or creation of the Liens and security interests contemplated hereby other than delivery of certificates representing the Collateral (if any) to Secured Party and the filing of appropriate UCC financing statements.

3.3.          No Conflicts.  The execution, delivery and performance by Pledgor of this Agreement and the consummation of the transactions contemplated hereby and the creation and granting of the security interests and Liens contemplated hereby do not and will not (1) conflict with or violate any provision of any applicable law, statute, rule, regulation, ordinance or tariff or any order, injunction, writ or decree of any Governmental Authority binding on or applicable to Pledgor or any of its properties or assets; (2) conflict with, result in a breach of, constitute a default of or an event of default under, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, require any consent not obtained under, or result in or require the acceleration of any indebtedness pursuant to, any indenture, agreement or other instrument to which Pledgor is a party or by which it, or any of its properties or assets are bound or subject in each case the effect of which would be or have a Material Adverse Effect; (3) if applicable, conflict with or violate any provision of the certificate of incorporation or formation or by-laws or operating agreement of Pledgor or any Person whose securities constitute part of the Collateral under clause (i), (ii) or (iii) of the definition of Collateral or any agreement by and between Pledgor or any such Person and its shareholders or equity owners or among any such shareholders or equity owners (other than any such agreements among the equity owners or shareholders of Pledgor with respect to the Capital Stock of Pledgor); or (4) result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of Pledgor (except as contemplated herein).

3.4.          Non-Subordination.  Except to the extent required by applicable law, the obligations of Pledgor under this Agreement are not subordinated in any way to any other obligation of Pledgor or to the rights of any other Person, and Pledgor is not a party to or bound by any other agreement, document or instrument that otherwise relates to the Secured Obligations or any of the Collateral (other than the Loan Documents or as permitted by the Loan Documents).

3.5.          Litigation and Compliance; Other Agreements.

(a)           There is no action, suit, proceeding or investigation pending or, to Pledgor’s knowledge, threatened (1) against the Collateral that would reasonably be expected to have a Material Adverse Effect, or (2) that questions or could reasonably be expected to prevent the validity of this Agreement or the right or ability of Pledgor to enter into this Agreement or to consummate the transactions contemplated hereby.

3.6           [Intentionally Omitted].

3.7           Covenants.

(a)           Pledgor shall take all necessary and appropriate actions to ensure that this Agreement and the Liens and pledges created hereby are and remain enforceable against Pledgor in accordance with their terms and that Pledgor complies with each of its obligations hereunder.  Pledgor shall not (i) cause or permit to be done, or enter into or make or become a party to any agreement, arrangement or commitment to do or cause to be done, any of the things prohibited by this Agreement or that would breach this Agreement, or (ii) enter into or make or become a party to any agreement, document or instrument or arrangement that would prevent Pledgor from complying herewith and/or performing hereunder.

(b)           Pledgor hereby agrees to take or cause to be taken promptly such further actions, obtain such consents and approvals and duly execute and deliver or cause to be executed and delivered such further agreements, assignments, instructions or documents Secured Party may request in its Permitted Discretion with respect to or in order to fully effectuate the purposes, terms and conditions of this Agreement and the consummation of the transactions contemplated hereby, whether before, at or after the performance and/or consummation of such transactions or the occurrence of a Default or Event of Default, including, without limitation, any of the foregoing necessary or required or requested by Secured Party in its Permitted Discretion to create, perfect, maintain, preserve, continue, validate or otherwise protect, and from time to time renew, Secured Party’s, for its benefit and the benefit of the Lenders, perfected first priority Lien on and pledge of the Collateral.  Without limiting the foregoing, upon the exercise by Secured Party or any Lender or any of its or their Affiliates or agents of any right or remedy hereunder which requires any consent, approval or registration with, consent, qualification or authorization by, any Person, Pledgor shall execute and deliver, or cause (to the extent that it has the legal right, power or authority to cause) the execution and delivery of, all applications, certificates, instruments and other documents that Secured Party or any Lender or its or their Affiliate or agents may be required to obtain for such consent, approval, registration, qualification or authorization.  Pledgor hereby appoints Secured Party, for its benefit and the benefit of the Lenders, its attorney-in-fact (without requiring Secured Part to act as such), with full power of substitution, which appointment as attorney-in-fact is irrevocable and coupled with an interest, to take all such actions, whether in the name of Secured Party, for its benefit and the benefit of the Lenders, or Pledgor, as Secured Party in its Permitted Discretion may consider necessary with respect to the foregoing (but only to the extent Pledgor fails to so execute and/or file any of the foregoing within two (2) Business Days of Secured Party’s request or the time when Pledgor is otherwise obligated to do so).  Pledgor will pay all reasonable costs associated with respect to the foregoing, including without limitation, the cost of filing any of the foregoing in all public offices or other locations wherever Secured Party in its Permitted Discretion deems filing to be necessary or desirable.

(c)           Pledgor (i) shall (A) maintain at all times the pledge of the Collateral to Secured Party, for its benefit and the benefit of the Lenders, and Secured Party’s, for its benefit and the benefit of the Lenders, perfected first priority Lien on the Collateral; and (B) defend the Collateral and Secured Party’s, for its benefit and the benefit of the Lenders, perfected first priority Lien thereon and pledge thereof against all claims and demands of all Persons at any time (except for Liens permitted under the Loan Documents) and pay all reasonable costs and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys’ fees and expenses) in connection with such defense, which, at Secured Party’s discretion, may be added to the Obligations, and (ii) shall not sell, lease, transfer, pledge, encumber, restrict, assign or otherwise dispose of any of the Collateral or any interest therein or create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (except pursuant hereto or allowed pursuant to the Loan Documents).

(d)           Pledgor shall, and shall cause each Person whose securities constitute the Collateral to, (i) keep true, complete and accurate records with respect to the Collateral, (ii) except as permitted by the Loan Documents, not take or permit to be taken any action in connection with the Collateral or otherwise which would impair in any material respect (as determined by Secured Party in its Permitted Discretion) the value of the Collateral, taken as a whole, or any material portion thereof or the value of the interests or rights of Pledgor or Secured Party, for its benefit and the benefit of the Lenders, therein, including, without limitation, any amendment to or modification of the certificate of incorporation (or similar charter documents) or bylaws (or similar documents) of Pledgor or such Person that is not permitted by the Loan Documents.

(e)           Pledgor shall notify Agent at least thirty (30) Days before any change of its state of incorporation, corporate name, federal tax identification number or address.

3.8           No Third Party Beneficiary.  No rights are intended to be created under this Agreement for the benefit of any third party donee, creditor or incidental beneficiary of Pledgor.

SECTION 4

EVENTS OF DEFAULT

The occurrence of any one or more of the following shall constitute an “Event of Default” under this Agreement: (a) Pledgor shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in, this Agreement and such failure shall not be cured within the applicable period, if any; provided that, with respect to the covenants set forth herein (other than Sections 3.7(c)(i)(A) and 3.7(c)(ii) for which there shall be no cure periods), there shall be a 30 calendar day cure period commencing from the earlier of (i) Receipt (as defined herein) by Pledgor of written notice of such breach, default, violation or failure, and (ii) the time at which any authorized officer of Pledgor knew or became aware of such failure, violation, breach or default; (b) any representation, statement or warranty made or deemed made by Pledgor in this Agreement shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect) except those made as of a specific date; (c) any Event of Default (as defined in the Loan Agreement) shall occur and be continuing past any cure period and shall not have been waived in writing or cured within the applicable cure period; or (d) if prior to termination of this Agreement pursuant to Section 6.11 hereof, this Agreement shall cease to be in full force and effect or any Lien created hereunder shall cease to constitute a valid perfected first priority Lien on the Collateral or Secured Party, for its benefit and the benefit of the Lenders, otherwise ceases to have a valid perfected first priority Lien on and security interest in any of the Collateral, except as otherwise permitted by the terms of this Agreement or the other Loan Documents.

SECTION 5

RIGHTS AND REMEDIES

5.1           Rights and Remedies in Loan Documents.

(a)           In addition to the provisions set forth in this Agreement, upon the occurrence and continuation of an Event of Default, Secured Party, for its benefit and the benefit of the Lenders, shall have the right to exercise any and all rights, powers, options and remedies provided for in any Loan Document and/or herein, under the UCC or at law or in equity, including, without limitation, to the fullest extent permitted by applicable law, the right (in its sole and absolute discretion) to, which Pledgor agrees to be commercially reasonable, (i) apply the Collateral to reduce the Secured Obligations, (ii) foreclose the Liens created hereunder and under the Loan Documents, (iii) realize upon, take possession of and/or sell any Collateral, with or without judicial process, at public or private sales or at any broker’s board or on any securities exchange or otherwise, (iv) exercise all rights and powers with respect to the Collateral as Pledgor might exercise in its absolute discretion, including, without limitation, to (1) relinquish or abandon any Collateral or any Lien thereon, (2) to vote all or any part of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof, (3) to settle, adjust, compromise and arrange all claims and demands whatsoever in relation to all or any part of the Collateral, (4) to execute all such contracts, agreements, deeds, documents and instruments, to bring, defend and abandon all such actions, suits and proceedings, and to take all actions in relation to all or any party of the Collateral, and/or (5) to appoint managers, sub-agents, and officers for any of the purposes mentioned in the foregoing provisions of this Section and to dismiss the same, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral is located, or render any of the foregoing unusable or dispose of the Collateral on such premises without any liability for rent, storage, utilities, or other sums, and Pledgor shall not resist or interfere with such action, (vii) at any Credit Party’s or Pledgor’s expense, require that all or any part of the Collateral be assembled and made available to Secured Party at any place designated by Secured Party in its Permitted Discretion, and/or (viii) relinquish or abandon any Collateral or any Lien thereon.   Agent shall have the right in its sole discretion to determine which rights and/or remedies Agent or any other Lender may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Agent’s or any Lender’s rights and remedies under this Agreement, at law or in equity.

(b)           Secured Party, in its sole discretion, shall have the right, but not the obligation, at any time that any Credit Party or Pledgor fails to do so, and from time to time, without prior notice, as applicable, to discharge taxes, levies or Liens on any of the Collateral that are in violation of any Loan Document unless Credit Party or Pledgor, as applicable, is in good faith with due diligence by appropriate proceedings contesting those items.  Such expenses and advances shall be added to the Obligations until reimbursed to Secured Party and shall be secured by the Collateral, and such payments by Secured Party shall not be construed as a waiver by Secured Party or Lenders of any Event of Default or any other rights or remedies of Secured Party and Lenders.

(c)           Pledgor agrees that notice received by it at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition.  If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Secured Party without prior notice to Pledgor.  At any sale or disposition of Collateral, Secured Party may (to the extent permitted by applicable law) (i) purchase all or any part thereof free from any right of redemption by Pledgor or any Credit Party or other Person guaranteeing the Obligations, which right is hereby waived and released, (ii) restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to Persons who will represent and agree that they are purchasing for their own account, for investment and not with a view to the distribution or resale of the Collateral, and (iii) otherwise require that such sale be conducted subject to restrictions as to such other matters as Secured Party may deem necessary in order that such sale may be effected in such manner as to comply with all applicable state and federal securities and other laws.  The Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof.  The Agent shall be free to carry out such sale pursuant to such agreement and Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.

(d)           Pledgor hereby acknowledges that (i) notwithstanding that a higher price might be obtained for the Collateral at a public sale than at a private sale or sales, the making of a public sale of the Collateral may be subject to registration requirements under applicable securities laws and other legal restrictions, compliance with which would require such actions on the part of Pledgor, would entail such expenses and would subject Secured Party, any Lender, any underwriter through whom the Collateral may be sold or any controlling person of any of the foregoing to such liabilities, as would make a public sale of the Collateral impractical, and accordingly, Pledgor hereby agrees that private sales made by Secured Party or any Lender in good faith in accordance with the provisions of this Agreement may be at prices and on other terms less favorable to the seller than if the Collateral were sold at a public sale, and that Secured Party and Lenders shall not have any obligation to take any steps in order to permit the Collateral to be sold at a public sale, such a private sale being considered or deemed to be a sale in a commercially reasonable manner; (ii) any private sale of the Collateral may be subject to compliance with federal and state securities and/or other laws, and (iii) Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale that may be necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser(s) by any Governmental Authority or officer or court.

5.2           Application of Proceeds.  In addition to any other rights, options and remedies Secured Party and Lenders have under the Loan Documents, the UCC, at law or in equity, the proceeds of any collection, recovery, receipt, appropriation, realization, transfer, exchange, disposition or sale of the Collateral as aforesaid shall be applied in accordance with the terms of each Loan Agreement.

5.3           Rights of Lender to Appoint Receiver.  Without limiting and in addition to any other rights, options and remedies Secured Party and Lenders have hereunder or under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, Secured Party shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Secured Party to enforce its rights and remedies in order to manage, protect and preserve the Collateral and continue the operation of the business of Borrower and/or Pledgor and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

5.4           Attorney in Fact.  Pledgor hereby irrevocably appoints Secured Party, for its benefit and the benefit of the Lenders, as its attorney in fact to take any action Lender deems necessary upon the occurrence and continuation of an Event of Default to perfect, protect and realize upon its Lien and first priority security interest in the Collateral, for its benefit and the benefit of the Lenders, including the execution and delivery of any and all documents or instruments related to the Collateral in Pledgor’s name, or otherwise to effect fully the purpose, terms and conditions of this Agreement and the other Loan Documents, and said appointment shall create in Secured Party, for its benefit and the benefit of the Lenders, a power coupled with an interest.

SECTION 6

MISCELLANEOUS

6.1           No Waiver of Defaults; Waiver.  No course of action or dealing, renewal, waiver, release or extension of any provision of any Loan Document or this Agreement, or single or partial exercise of any such provision, or delay, failure or omission on Secured Party’s or Lenders’ part in enforcing any such provision shall affect the liability of Pledgor or operate as a waiver of such provision or preclude any other or further exercise of such provision.  No waiver by Secured Party or any Lender of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document or this Agreement shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver.  Notwithstanding any other provision of any Loan Document or this Agreement, by completing the Closing and/or by making Advances and/or funding the Loan, neither Secured Party nor any Lender waives any breach of any representation or warranty under any Loan Document or this Agreement, and all of Secured Party’s and Lenders’ claims and rights resulting therefrom are specifically reserved.  Except as expressly provided for herein, Pledgor hereby waives setoff, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description (including, without limitation, notice of acceptance hereof, notice of any Loan made, credit extended, collateral received or delivered) and the pleading of any statute of limitations as a defense to any demand under any Loan Document, it being the intention that Pledgor shall remain liable under this Agreement and the Loan Documents until the full amount of all Secured Obligations shall have been indefeasibly paid in cash (other than indemnity obligations under the Loan Documents not then due and payable for any events of claims that would give rise thereto that are not then pending) and performed and satisfied in full and any commitments to extend credit under the Loan Agreement are terminated, notwithstanding any act, omission or anything else which might otherwise operate as a legal or equitable discharge of Pledgor.  Pledgor hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Secured Party or any Lender to obtain an order of court recognizing the assignment of, or Lien of Secured Party, for its benefit and the benefit of the Lenders, in and to, any Collateral.

6.2           Entire Agreement.  This Agreement and the other Loan Documents to which Pledgor is a party constitute the entire agreement between Pledgor and Secured Party and Lenders with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof.  Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by the parties hereto.  Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

6.3           Amendment.  No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by a written agreement signed by Secured Party and Pledgor.  Pledgor acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

6.4           Notices.  Any notice or request under this Agreement shall be given to any party hereto at such party’s address set forth beneath its signature on the signature page hereto, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 6.4.  Any such notice or request shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”):  (a) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (b) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (c) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

6.5           Governing Law; Jurisdiction; Construction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of law provisions.  Any judicial proceeding against Pledgor with respect to any of the Secured Obligations, any of the Collateral or this Agreement may be brought in any federal or state court of competent jurisdiction located in Montgomery County in the State of Maryland or the Borough of Manhattan in the State of New York.  By execution and delivery of this Agreement, Pledgor (a) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (b) waives personal service of process, (c) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 6.4 hereof, and (d) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum non conveniens.  Nothing shall affect the right of Secured Party or any Lender to serve process in any manner permitted by law or shall limit the right of Secured Party or any Lender to bring proceedings against Pledgor in the courts of any other jurisdiction having jurisdiction.  Any judicial proceedings against Secured Party or any Lender, involving, directly or indirectly, the Secured Obligations, Collateral or this Agreement shall be brought only in a federal or state court located in Montgomery County in the State of Maryland or the Borough of Manhattan in the State of New York.  Pledgor acknowledges that it participated in the negotiation and drafting of this Agreement and that, accordingly, it shall not move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

6.6           Severability; Captions; Counterparts; Facsimile Signature.  If any provision of this Agreement is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Agreement which shall be given effect so far as possible.  The captions in this Agreement are intended for convenience and reference only and shall not affect the meaning or interpretation of this Agreement.  This Agreement may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts.  Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

6.7           Successors and Assigns.  This Agreement (a) shall inure to the benefit of, and, except as provided in the Loan Agreement, may be enforced by, Secured Party and Lenders, Transferees, Participants (to the extent expressly provided in the Loan Agreement) and all future holders of the Notes, if any, any of the Secured Obligations or any of the Collateral and each of their respective successors and permitted assigns, and (b) shall be binding upon and enforceable against Pledgor and Pledgor’s permitted assigns and successors.  Pledgor shall not assign, delegate or transfer this Agreement or any of its rights or obligations thereunder without the prior written consent of Secured Party.  This Agreement shall be binding upon Pledgor and its respective heirs, administrators, executors, successors and assigns.  Nothing contained in this Agreement or any other Loan Document shall be construed as a delegation to Secured Party or any Lender of Pledgor’s duty of performance.  PLEDGOR ACKNOWLEDGES AND AGREES THAT SECURED PARTY AND LENDERS AT ANY TIME AND FROM TIME TO TIME MAY (I) DIVIDE AND REISSUE (WITHOUT ANY SUBSTANTIVE CHANGES OTHER THAN THOSE RESULTING FROM SUCH DIVISION) THE NOTES, AND/OR (II) SELL, ASSIGN OR GRANT PARTICIPATING INTERESTS IN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT, ANY NOTE, THE OBLIGATIONS, THE COLLATERAL AND/OR THE LOAN DOCUMENTS TO ONE OR MORE TRANSFEREES IN EACH CASE ON THE TERMS AND CONDITIONS PROVIDED IN THE LOAN AGREEMENT.  The terms “Secured Party” and “Lenders” in this Agreement includes Transferees and Participants and Secured Party’s successors and assigns, each of which shall, except as provided in the Loan Agreement, have all rights and benefits of Secured Party or Lender hereunder.  Except as provided in the Loan Agreement, each Transferee and Participant shall have all of the rights and benefits with respect to the Secured Obligations, Notes, Collateral, this Agreement and/or Loan Documents held by it as fully as if the original holder thereof.  Notwithstanding any other provision of this Agreement or any Loan Document, Secured Party and Lenders may disclose to any Transferee or Participant all information, reports, financial statements, certificates and documents obtained under any provision of this Agreement, provided, that Transferees and Participants shall be subject to the confidentiality provisions contained in each Loan Agreement that are applicable to Secured Party and Lenders.

6.8           Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

6.9           Expenses.  Pledgor shall pay to Secured Party and Lenders all reasonable costs and expenses incurred by Secured Party, Lenders and/or their Affiliates and reasonable attorneys’ fees and expenses (a) in any effort to enforce this Agreement against Pledgor, (b) in defending or prosecuting any actions, claims or proceedings by or against Pledgor arising out of or relating to this Agreement and/or the Collateral (except to the extent such action, claim or proceeding is determined in a final, nonappealable judgment by a court of competent jurisdiction binding on such Secured Party, Lender or Affiliate to have arisen as a result of the gross negligence or willful misconduct of such party), (c) arising in any way out of the taking or refraining from taking by Secured Party or any Lender of any action requested by Pledgor, and/or (d) in connection with any modification, restatement, supplement, amendment, waiver or extension of this Agreement and/or any related agreement, document or instrument requested by Pledgor.  If Secured Party or any Lender or any of its Affiliates uses in-house counsel for any of the foregoing, Pledgor expressly agrees that its obligations hereunder include reasonable cost of time spent by such in-house counsel.

6.10         Rights and Remedies.  Secured Party, for its benefit and the benefit of the Lenders, shall have the right in its sole discretion to determine which rights and/or remedies Secured Party or Lenders may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Secured Party’s or Lenders’ rights, Liens or remedies under any Loan Document or this Agreement, applicable law or equity.  The enumeration of any rights and remedies in this Agreement or any Loan Document is not intended to be exhaustive, and all rights and remedies of Secured Party described in this Agreement and the Loan Documents are cumulative and are not alternative to or exclusive of any other rights or remedies which Secured Party otherwise may have.  The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

6.11         Termination; Release of Collateral.  This Agreement shall continue in full force and effect until full performance and indefeasible payment in full in cash of all Secured Obligations (other than indemnity obligations under the Loan Documents not then due and payable for any events of claims that would give rise thereto that are not then pending) and termination of any commitments to extend credit under any of the Loan Documents.  Notwithstanding any other provision of this Agreement or any Loan Document, no termination of this Agreement shall affect Secured Party’s or Lenders’ rights or any of the Secured Obligations existing as of the effective date of such termination until the Secured Obligations have been fully performed and indefeasibly paid in cash in full (other than indemnity obligations under the Loan Documents not then due and payable for any events of claims that would give rise thereto that are not then pending) and Pledgor shall have executed and delivered releases in favor of Agent and Lenders in form and substance satisfactory to Agent, in its Permitted Discretion (provided, however, that such release may exclude claims filed by Pledgor against Secured Party or any Lender prior to the payoff contemplated in this Section 6.11 to the extent arising out of the gross negligence, willful misconduct or fraud of Secured Party or any Lender).  The Liens granted to Secured Party, for its benefit and the benefit of the Lenders, hereunder and any financing statements filed pursuant hereto and the rights and powers of Secured Party and Lenders hereunder shall continue in full force and effect until all of the Secured Obligations have been fully performed and indefeasibly paid in full in cash (other than indemnity obligations under the Loan Documents not then due and payable for any events of claims that would give rise thereto that are not then pending) and Pledgor shall have executed and delivered releases in favor of Agent and Lenders in form and substance satisfactory to Agent, in its Permitted Discretion.  Subject to Section 12.3 of the Loan Agreement, promptly following full performance and satisfaction and indefeasible payment in full in cash of all Secured Obligations (other than indemnity obligations under the Loan Documents not then due and payable for any events of claims that would give rise thereto that are not then pending) and the termination of any commitments to extend credit under any Loan Documents, the Liens created hereby shall terminate and Secured Party and Lenders shall execute and deliver such documents, at Pledgor’s expense, as are necessary to release their Liens in the Collateral and shall return the Collateral to Pledgor; provided, however, that the parties agree that, notwithstanding any such termination or release or the execution, delivery or filing of any such documents or the return of any Collateral, if and to the extent that any such payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agent or any Lender and the Liens created hereby shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Agent or any Lender.   Secured Party and each Lender shall not be deemed to have made any representation or warranty with respect to any Collateral so delivered except that such Collateral is free and clear, on the date of such delivery, of any and all Liens arising from its own acts.

6.12         Approvals and Duties.  Secured Party and Lenders shall have no responsibility for or obligation or duty with respect to any of the Collateral (other than the duty of reasonable care with respect to the safekeeping of such Collateral in their custody) or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

6.13         Survival.  It is the express intention and agreement of the parties hereto that all covenants, representations, warranties and waivers and indemnities made by Pledgor herein shall survive the execution, delivery and termination of this Agreement until all Obligations are performed in full and indefeasibly paid in full in cash and any commitments to extend credit under any of the Loan Documents are terminated.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Pledge Agreement as of the date first written above.

CAPITALSOURCE FINANCE LLC

By:	/s/ Steven A. Museles
Name:	Steven A. Museles
Its: Senior Vice President

4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
Attention: Corporate Finance Group, Portfolio Manager
Telephone:	(301) 841-2700
FAX:	(301) 841-2313
E-Mail:	sladd@capitalsource.com

EVOLVING SYSTEMS, INC.

By:	/s/Brian R. Ervine
Name:	Brian R. Ervine
Its: Executive Vice President, Chief Financial & Administrative Officer
9777 Pyramid Court, Suite 100
Englewood, Colorado 80112
Attention:	Anita T. Moseley, General Counsel
Telephone:	(303) 802-2599
FAX:	(303) 802-1138
E-Mail:	atm@evolving.com

Pledge Agreement

Schedule 1.1

Name of Entity	Class or Series of Units	Number of Units	Percentage of Ownership	Certificate Representing Such Units

Telecom Software Enterprises, LLC	Membership Interests	The Membership Interest is uncertificated	100%	The Membership Interest is uncertificated

Evolving Systems Holdings, Inc.	Common Stock	100 shares	100%	1

Evolving Systems Networks India PVT Ltd.	Equity Shares	370,184 shares	100% (only 65% pledged pursuant to this Agreement)	001 (9,998 shares), 002 (1 share)*, 003 (1 share)*, 004 (90,000 shares) and 006 (270,184 shares)**

* Certificates Numbers 002 and 003 are held by N. Madhusudan Reddy, a director of Evolving Systems Networks India PVT Ltd, as the nominee of Evolving Systems, Inc.

** Only 65% of the outstanding shares of Evolving Systems Networks India PVT, Ltd. are pledged to Secured Party pursuant to this Agreement.  Notwithstanding the fact that certificate no. 006 represents more than 65% of the outstanding shares of Evolving Systems Networks India PVT, Ltd., Secured Party’s security interest and Lien shall extend only to 65% of such outstanding shares.

Pledge Agreement

Schedule 1.2

Initial Pledged Notes

None.